UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Commission File Number: 333-200629

BOATIM INC.
(Exact name of Registrant as specified in its charter)

Nevada	35-2513795
(State of incorporation)	(IRS Employer Identification No.)

7950 NW 53rd Street, Suite 337, Miami, FL 33166.

Address of Principle Executive Office

Tel: +1 (305) 239-9993

Registrant’s telephone number, including area code

Date of Report (Date of earliest event reported):

December 04th, 2019

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01 OTHER EVENTS.

On January 24, 2019, it was resolved by the shareholders that the Company´s Stock be Reverse Split at the ratio of 3:1 (Three-to-One), any fractional shares to be rounded up to the next whole number and with par value of $0.001 to remain unchanged. The Reverse Split is not yet implemented.

On November 07, 2019, the board resolved that the above Reverse Split should be implemented. On November 22, 2019, FINRA approved the Reverse Split to be effective on November 25, 2019.

ITEM 9.01 EXHIBITS

(d) Exhibits.

99.1	Shareholders Resolution
99.2	Board Resolution

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 04th, 2019

BOATIM INC.

/s/ Wolfgang Tippner
By:	Wolfgang Tippner, CEO

3